EXHIBIT 10(j)(4)

AMENDMENT NO. 5

TO THE

XEROX UNIVERSAL LIFE PLAN

W I T N E S S E T H:

WHEREAS, Xerox Corporation (the “Company”) has established the Xerox Universal Life Plan which is presently set forth in the “Xerox Universal Life Plan”, as amended by Amendment Nos. 1 through 4 (hereinafter referred to as the “Plan”), and

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Effective May 29, 2003, in Sections II and III of Schedule B for Participants in CLIP, the name of the Plan shall be amended each time it appears to replace the words “Xerox Executive Life Insurance Plan” with “Xerox Universal Life Plan”.

2.

Effective May 29, 2003, in Sections II and III of Schedule B for non-CLIP Participants, the name of the Plan shall be amended each time it appears to replace the words “Xerox Executive Life Insurance Plan” with “Xerox Universal Life Plan”.

This Amendment is effective as of the date set forth above. In all other respects the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the 6th day of May, 2011.

XEROX CORPORATION

By:	/s/ TOM MADDISON
Vice President of Human Resources